UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: November 3, 2004

(Date of earliest event reported)

Hornbeck Offshore Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32108	72-1375844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Northpark Boulevard, Suite 300 Covington, LA	70433
(Address of Principal Executive Offices)	(Zip Code)

(985) 727-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On November 3, 2004, Hornbeck Offshore Services, Inc. (NYSE: HOS), a Delaware corporation (the “Company”), announced that it has commenced a cash tender offer (the “Offer”) for any and all of its $175,000,000 aggregate principal amount 10 5/8% Senior Notes due 2008 (the “Existing Notes”) and a consent solicitation.

On November 4, 2004, the Company announced that it is seeking to raise approximately $225,000,000 through an institutional private placement of new senior notes due 2014 pursuant to exemptions from registration under the Securities Act of 1933. The closing is expected to occur in late November 2004, subject to market and other conditions. The Company intends to use the net proceeds of the issuance of these new notes to repurchase or redeem otherwise reacquire its outstanding Existing Notes, to pay related fees and expenses and for general corporate purposes, which may include the acquisition, construction or retrofit of vessels.

Copies of these press releases are attached as Exhibits 99.1 and 99.2

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press Release, dated November 3, 2004

99.2	Press Release, dated November 4, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hornbeck Offshore Services, Inc.

Date: November 4, 2004	By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated November 3, 2004

99.2	Press Release, dated November 4, 2004

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